SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _____)
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☒ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

GREENS WORLDWIDE INCORPORATED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GREENS WORLDWIDE INCORPORATED
801 International Parkway, 5th Floor
Lake Mary, Florida 32746
(757) 572-9241

PROXY STATEMENT

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held January 31, 2008

TO THE SHAREHOLDERS OF GREENS WORLDWIDE INCORPORATED

NOTICE HEREBY IS GIVEN that a Special Meeting of Shareholders of Greens Worldwide Incorporated, an Arizona corporation, GRWW.PK, will be held at the offices of Williams Mullen, 222 Central Park Avenue, Suite 1700, Virginia Beach, Virginia 23462, on January 31, 2008, at 10:00 a.m., Eastern Standard Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the following Proposals:

Proposal No. 1	APPROVAL OF A PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

Proposal No. 2	APPROVAL OF A PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK THROUGH AN AMENDMENT TO OUR ARTICLES OF INCORPORATION.

Proposal No. 3	APPROVAL OF A PROPOSAL TO AUTHORIZE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY.

Holders of our outstanding Common Stock and Preferred Stock of record at the close of business on December 24, 2007, will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof.

You are cordially invited to attend the meeting. All shareholders, whether or not they expect to attend the Special Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a Proxy will not affect your right to vote in person if you attend the Meeting. Your cooperation in promptly signing and returning your Proxy will help us avoid further solicitation expense.

BY ORDER OF THE BOARD OF DIRECTORS.

Lake Mary, Florida	R. THOMAS KIDD
__________, 2008	PRESIDENT AND CHIEF EXECUTIVE OFFICER

GREENS WORLDWIDE INCORPORATED,
an Arizona corporation

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 31, 2008
______________________________

INTRODUCTION

Our Board of Directors is soliciting proxies from our shareholders to vote their shares of our Common Stock and Preferred Stock at the special meeting of shareholders to be held on Thursday, January 31, 2008, at the offices of Williams Mullen, 222 Central Park Avenue, Suite 1700, Virginia Beach, Virginia 23462, at 10:00 a.m., Eastern Standard Time, and at any adjournment or postponement thereof.

The cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, will be borne by us.  Our directors, officers, and regular employees may, without compensation other than their regular compensation, solicit proxies personally, by telephone or electronic communication including facsimile and electronic mail.

Any shareholder giving a proxy may revoke it at any time before its use at the meeting by giving written notice of such revocation to our President and Chief Executive Officer or by filing a new written proxy with our President and Chief Executive Officer.  Personal attendance at the meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to an officer before the revoked or superseded proxy is used at the meeting.

Proxies not revoked will be voted in accordance with the choice specified by means of the ballot provided on the proxy for that purpose.  Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the notice of special meeting.  If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.  If a broker returns a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. Brokers are unlikely to be able to vote on any of the proposals.

The mailing address of our principal executive office is 801 International Parkway, 5th Floor, Lake Mary, Florida 32746.  This proxy statement and the related proxy and notice of the special meeting will first be mailed to the shareholders on or about January 4, 2008.

VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

Our Board of Directors has fixed December 24, 2007 as the “Record Date” for determining shareholders entitled to vote at the special meeting. Persons who were not shareholders of record at the close of business on such date will not be allowed to vote at the special meeting.  At the close of business on the Record Date, there were approximately 49,932,229 shares of our Common Stock and 390,000 shares of our Series A Convertible Preferred Stock, which shares are convertible into 249,600,000 shares of Common Stock in the aggregate, issued and outstanding. The holders of Common Stock are entitled to one vote per share, and the holders of Series A Convertible Preferred Stock are entitled to vote on an as-converted basis with the holders of Common Stock on all matters placed before the holders of Common Stock. Additionally, the holders of Series A Convertible Preferred Stock, voting separately as a single class, are entitled to elect at least one half of the members of our Board of Directors at any time, plus one more member, and we may not, without the approval of the holders of the Series A Convertible Preferred Stock, voting separately as a single class, (i) effect the sale, lease, license or other disposition of all or substantially all of our assets, or which results in the holders of our capital stock prior to the transaction owning less than 50% of the voting power of our capital stock after the transaction; (ii) authorize any merger, consolidation or share exchange between us and another entity; (iii) authorize the voluntary or involuntary liquidation, dissolution or winding up of us or our business; or (iv) issue any new shares of Series A Convertible Preferred Stock or securities convertible into or exercisable for Series A Convertible Preferred Stock.

Votes cast by proxy or in person at the special meeting will be tabulated by a representative of Computershare, our transfer agent, who has been appointed as the inspector of election before the special meeting.  The inspector will also determine whether a quorum is present.  In the event of any abstentions or broker non-votes with respect to any proposal coming before the special meeting, a proxy will be counted as present for purposes of determining the existence of a quorum.  Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the special meeting.  A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Therefore, abstentions and broker non-votes generally have no effect under Arizona law with respect to the election of directors or other matters requiring the approval of only a majority of the shares present and voting at the meeting.

REVOCABILITY OF PROXY

You may revoke your proxy at any time before the start of our special meeting in three ways:

1.	by delivering a written notice of revocation to Mr. R. Thomas Kidd, our President and Chief Executive Officer, at 801 International Parkway, 5th Floor, Lake Mary, Florida 32746;

2.	by submitting a duly executed proxy bearing a later date to Mr. Kidd; or

3.	by attending our special meeting and expressing the desire to vote your common or preferred shares in person (attendance at our special meeting will not in and of itself revoke a proxy).

DISSENTERS’ RIGHTS

Certain of our shareholders may be entitled to assert dissenters’ rights with respect to Proposal No. 2, pursuant to which our shareholders will authorize our Board of Directors in its discretion to effect a reverse split based on a certain range within 24 months after shareholder approval of this proposal. After the effective date of the reverse split, we will notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice in accordance with Chapter 13 of the Arizona Business Corporation Act (the “ABCA”), which will describe the procedure such shareholders must follow to perfect their dissenters’ rights. A copy of Chapter 13 of the ABCA is attached as Exhibit C to this Proxy Statement. Please see the Section entitled “Dissenters’ Rights” in Proposal No. 2 of the attached Proxy Statement for further discussion.

QUORUM

The presence (in person or by proxy) at the special meeting of the holders of a number of shares of our Common Stock representing more than 24,966,114 votes (representing a majority of the shares of Common Stock issued and outstanding and entitled to vote at the special meeting) will constitute a quorum for transacting business with respect to Proposals No. 1 and 2, which are to be voted on by the holders of Common Stock as a separate class.

The presence (in person or by proxy) at the special meeting of the holders of a number of shares of our Series A Convertible Preferred Stock representing more than 195,000 votes (representing a majority of the shares of the Series A Convertible Preferred Stock issued and outstanding and entitled to vote at the special meeting) will constitute a quorum for transacting business with respect to Proposals No. 1 and 2, which are to be voted on by the holders of Series A Convertible Preferred Stock as a separate class.

The presence (in person or by proxy) at the special meeting of the holders of a number of shares of our Common Stock and our Series A Convertible Preferred Stock who are entitled to vote the number of shares of Common Stock into which shares of Series A Convertible Preferred Stock could be converted representing more than 149,766,114 votes (representing a majority of the following shares which are entitled to vote at the special meeting: shares of Common Stock issued and outstanding plus shares of Common Stock into which the Series A Convertible Preferred Stock could be converted) will constitute a quorum for transacting business with respect to Proposal No. 3, which is to be voted on by the holders of Common Stock and Series A Convertible Preferred Stock who are entitled to vote the number of shares of Common Stock into which shares of Series A Convertible Preferred Stock could be converted, voting together as a single class.

VOTE REQUIRED

Each proposal below will be approved if the applicable proposal receives the affirmative vote of at least a majority of the voting shares that are present or represented at the special meeting, assuming a quorum is present, of the voting group or groups entitled to vote thereon.

There are three voting groups relevant for purposes of this special meeting: (1) shares of Common Stock voting as a separate voting group or class, which we refer to as the Common Voting Class; (2) shares of Series A Convertible Preferred Stock voting as a separate voting group or class, which we refer to as the Preferred Voting Class; and (3) shares of Common Stock and shares of Series A Convertible Preferred Stock voting together as a single voting group or class (with the preferred stock voting on an as-converted to common stock basis), which we refer to as the Combined Voting Class. The Common Voting Class and the Preferred Voting Class will each vote in respect of Proposals No. 1 and 2. The Combined Voting Class will vote in respect of Proposal No. 3.

BOARD RECOMMENDATIONS - INSIDERS’ INTENT TO VOTE IN FAVOR

Our Board of Directors has determined that each of the proposals is in the best interests of the Company and our shareholders.  Accordingly, the Board of Directors has unanimously approved each proposal and recommends that the shareholders vote in favor of each proposal as well.

The sole member of our Board of Directors, who is also our President, Chief Executive Officer and Secretary, owns 4,918,910 shares of our Common Stock or approximately 9.9% of the votes entitled to be cast at the special meeting for Proposals No. 1 and 2, on which the holders of Common Stock are entitled to vote as a separate class. The sole member of our Board of Directors also is the President, Chief Executive Officer and Secretary, a member of the Board of Directors and, together with his wife as tenants by the entireties, owner of approximately 52% of SportsQuest, Inc., which owns 390,000 shares of our Series A Convertible Preferred Stock, convertible into an aggregate 249,600,000 shares of Common Stock, which shares of Series A Convertible Preferred Stock represent 100% of the votes entitled to be cast at the special meeting for Proposals No. 1 and 2, on which the holders of Series A Convertible Preferred Stock are entitled to vote as a separate class. The sole member of our Board of Directors owns and/or controls the voting of 254,518,910 shares of our Common Stock on an as-converted basis or approximately 85% of the votes entitled to be cast at a special meeting for Proposal No. 3, which is to be voted on by holders of Common Stock and Series A Convertible Preferred Stock who are entitled to vote the number of shares of Common Stock into which shares of Series A Convertible Preferred Stock could be converted, voting together as a single class. The sole member of our Board of Directors has indicated his intention to vote, or cause to be voted, such shares in favor of each proposal.

MATTERS TO BE ACTED UPON

INFORMATION REGARDING THE PROPOSALS

Proposal No. 1	AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Our Board of Directors has adopted, subject to shareholder approval, an amendment to our articles of incorporation dated October 14, 1992, as thereafter amended, to increase the authorized number of shares of Common Stock from 50,000,000 shares of Common Stock, no par value, to 5,000,000,000 shares of Common Stock, no par value. A copy of the proposed amendment to our articles of incorporation is attached to this proxy statement as Exhibit A. Our Board of Directors adopted this amendment to ensure that we would have sufficient Common Stock to meet our current and anticipated obligations and for additional future issuances. As disclosed in detail below, the adoption by the shareholders of this Proposal No. 1 is vital to our ability to meet our pre-existing obligations to be able to issue them sufficient shares of Common Stock if they convert all or a portion of their loans to us into Common Stock. If shareholders do not adopt this Proposal No. 1, our existing lenders may swiftly declare a default under their respective debt facilities and call for immediate repayment of the amounts loaned us in the past. We will not be able to repay these sums. Therefore, the failure of shareholders to vote in favor of this proposal will have a material adverse effect on us.

At the present time, there are 50,000,000 shares of Common Stock which are authorized. The present issuance of, and commitments for, such authorized number of shares is as follows:

(a) Issued and outstanding Common Stock - 49,932,229 shares

(b)  Conversion of Series A Convertible Preferred Stock - 249,600,000 shares

(c)  Exercise of presently outstanding warrants - 26,397,461 shares

(d)  Exercise of presently outstanding options - 500,000 shares

(e) Conversion of presently outstanding convertible notes in the aggregate principal amount of $3,808,418.17 - approximately 1,655,833,987 shares

These notes are convertible into our Common Stock at 25% of the average of the three intraday trading prices for the Common Stock on a principal market for the three trading days before but not including the conversion date. Assuming a conversion date of December 12, 2007, these notes convert into approximately 1,655,833,987 shares using trading prices of $0.01 on December 11 and $0.009 on each of December 10 and December 7, 25% of the average of which yields a conversion price of $0.0023.

(f) Conversion of a presently outstanding convertible note in the principal amount of $49,974.61 - approximately 718,319,263 shares

This note is convertible into a number of shares of our Common Stock equal to the dollar amount of the note being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the note being converted, the entire foregoing result then being divided by the conversion price. The conversion price equals 80% of the average of the three lowest volume weighted average prices during the 20 trading days before the holder’s election to convert. These notes convert into approximately 718,319,263 shares using the three lowest volume weighted average prices during the 20 trading day period before December 12, 2007 ($0.0095 on December 11, $0.0094 on December 10 and $0.0095 on December 6), 80% of the average of which yields a conversion price of $0.0076.

(g) Issuance relating to the assumption of certain of our accounts payable by a third party - approximately 828,550,428 shares

We previously entered into an agreement, whereby, on fulfillment of certain conditions precedent, our accounts payable not to exceed $2,761,834.76 will be assumed by a third party in exchange for Common Stock equal in aggregate market value to 300% of the debt assumed, or $8,285,504.28 based on the maximum debt that the third party is obligated to assume. The value of each share of Common Stock will be equal to the market price of our Common Stock as of the close of trading on the trading day immediately preceding the date of issuance. Based on a market price of $0.01 per share on December 11, 2007, an aggregate 828,550,428 shares of Common Stock would need to be issued.

The present issuance of, and commitments for, the number of shares set forth above is equal to approximately 3,529,133,368 shares, which exceeds our authorized Common Stock.

The Board of Directors believes that this increase in the number of authorized shares is in our best interest for a number of reasons. We are currently in default under the $49,974.61 convertible notes because we do not have authorized shares available to issue to the holder upon conversion of that note. We notified the holders of the $3,808,418.17 convertible notes and the principals of the third party who has agreed to assume certain of our accounts payable at the time we entered into the respective contracts that we did not have sufficient authorized shares to issue them as provided under their contracts. We covenanted to put Proposal No. 1 before our shareholders to increase the number of authorized shares. If our shareholders do not vote in favor of Proposal No. 1, we will be in default under each of these contracts. If our shareholders vote in favor of Proposal No. 1, we will be entitled to issue shares to these parties, and to the holders of the $49,974.61 convertible notes. This will mean we will not be in default under these three contracts by reason of having insufficient authorized shares.

The Board of Directors believes this increase in the number of authorized shares is in our best interests for the additional reasons that the amendment will provide us with available shares which could be issued for various corporate purposes, including raising capital, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. Beyond the amounts set forth above, we presently have no other immediate and specific plans to issue the additional shares of Common Stock.

If the proposed amendment is adopted by our shareholders, we plan to file an amendment to our articles of incorporation with the Arizona Corporation Commission, to be effective as soon as practicable following the special meeting.

Our issuance of any additional shares of Common Stock would dilute both the equity interests and the earnings or losses per share of existing holders of our Common Stock. Such dilution will be substantial, the degree of which will depend upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

ANTI-TAKEOVER IMPLICATIONS OF INCREASING AUTHORIZED COMMON STOCK

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. The increase in the number of shares of Common Stock authorized for issuance could, under certain circumstances, be construed as having an anti-takeover effect. For example, if a person seeks to effect a change in the composition of our Board of Directors or contemplates a tender offer or other transaction involving our combination with another company, it may be possible for us to impede the attempt by issuing additional shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of us. By potentially discouraging initiation of any such unsolicited takeover attempt, the increased number of authorized shares of Common Stock may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The amendment may also have the effect of permitting our current management, including our Board of Directors, to retain its position indefinitely and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business.

Our Board of Directors did not propose the amendment or any of the other amendments to our articles of incorporation in response to any effort known to our Board of Directors to accumulate Common Stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. Further, our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our articles of incorporation that could be construed as limiting the ability of third parties to take over or effect a change of control.

DISSENTERS’ RIGHTS

Our shareholders are not entitled to dissenters’ rights in connection with the increase in the number of authorized shares. Furthermore, we do not intend to independently provide our shareholders with any such rights.

REQUIRED VOTE

To be approved, Proposal No. 1 must receive “For” votes from a majority of the voting shares that are present or represented at the special meeting of the holders of Common Stock, voting as a separate class, and the holders of Series A Convertible Preferred Stock, voting as a separate class.

RECOMMENDATION OF OUR BOARD OF DIRECTORS:  OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.

Proposal No. 2	AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK THROUGH AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our Board of Directors has recommended a proposal to the Company’s shareholders authorizing the Board of Directors to effect a reverse split of our Common Stock at any time during the 24-month period after receiving shareholder approval of the reverse split based on any ratio up to a maximum ratio of one-for-500, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect the split. The Board of Directors believes the reverse split is in our best interests in that it may increase the trading price of our Common Stock. An increase in the price of our Common Stock may, in turn, generate greater investor interest in our Common Stock, thereby enhancing the marketability of our Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock, together with the proposed increase in the number of authorized shares of Common Stock, as discussed in Proposal No. 1, will provide us with additional authorized but unissued shares which could be utilized for various corporate purposes, including raising capital, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion.

If our shareholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split within such 24-month period, we will file an amendment to our then current articles of incorporation, which will effect a reverse stock split of the shares of our Common Stock then issued and outstanding at the specific ratio determined by the Board of Directors. A copy of the proposed amendment to our articles of incorporation is attached to this proxy statement as Exhibit B. The reverse stock split, if implemented, would not decrease the number of authorized shares of the Common Stock. Except for any changes as a result of the treatment of fractional shares, each shareholder will hold the same percentage of Common Stock, on a fully diluted basis, with respect to shares of Common Stock underlying options, warrants, convertible preferred stock, convertible notes and other derivative securities, outstanding immediately after the reverse stock split as such shareholder held immediately before the split.

The Board of Directors is seeking shareholder approval of the authority to implement a reverse stock split because it believes that a higher price may help generate and enable institutional investor interest in us and help us attract and retain employees and other service providers. The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of Common Stock might be desirable to attempt to support a higher stock price per share based on the current market capitalization. In addition, the Board of Directors concluded that reducing the number of outstanding shares of Common Stock might be desirable to attempt to support a higher stock price per share based on the current market capitalization. In addition, the Board of Directors considered that the Common Stock might not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of our Common Stock. To reduce the number of shares of our Common Stock, our Board of Directors believes that it is in the best interests of our shareholders for the Board of Directors to obtain the authority to implement a reverse stock split.

The Board of Directors believes that shareholder approval of a number of ratios within a range (rather than an exact exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split.  If the shareholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only on a determination by the Board of Directors that the reverse stock split is in our best interests and the best interests of our shareholders at that time.  In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio within the range. These determinations will be made by the Board of Directors in its effort to create the greatest marketability of the Common Stock based on prevailing market conditions at that time.  If the Board of Directors implements a reverse stock split, its choice of a ratio will depend largely on the current market prices of the Common Stock during the period leading up to that date.  Because of the volatility of the market prices of the Common Stock in recent months, it is not possible at this point to specify an exact ratio or even a likely ratio that the Board of Directors would consider to be in our best interest. No further action on the part of shareholders will be required either to implement or abandon the reverse stock split. If the Board of Directors determines not to proceed with a reverse stock split within 24 months after receiving shareholder approval of the reverse stock split, the authority granted in this proposal to implement a reverse stock split on these terms will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of us and our shareholders.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

There can be no assurance that the total market capitalization of the Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Common Stock following the reverse stock split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per new share of Common Stock after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of Common Stock outstanding before the reverse stock split. For example, based on a market price of the Common Stock of $0.01 per share, if the Board of Directors decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-100, there can be no assurance that the post-split market price of the Common Stock would be $1.00 per share or greater.

Accordingly, the total market capitalization of the Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of Common Stock following the reverse stock split may not exceed or remain higher than the market price before the proposed reverse stock split.

There can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors and brokers.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers or that, if attained, such price will be maintained.

There can be no assurance that the reverse stock split will result in a per-share price that will increase our ability to attract and retain employees and other service providers.

While the Board of Directors believes that a higher stock price may help us attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers or that, if attained, such price will be maintained.

A decline in the market price for the Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Common Stock could be adversely affected following a reverse stock split.

The market price of the Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is implemented and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split.  Furthermore, the reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

EFFECT OF REVERSE SPLIT ON HOLDERS OF ODD LOTS OF SHARES

The reverse split may result in our shareholders holding an “odd lot” or less than 100 shares. A securities transaction of 100 or more shares is a “round lot” transaction of shares for securities trading purposes and a transaction of less than 100 shares is an “odd lot” transaction. Round lot transactions are the standard size requirements for securities transactions and odd lot transactions may result in higher transaction costs to the odd lot seller.

EFFECT OF REVERSE SPLIT RESULTING IN FRACTIONS OF A SHARE

A reverse split may result in some shareholders mathematically holding fractions of shares of our Common Stock; however, we will not issue fractions of shares of our stock. Assuming the approval of the reverse split, a shareholder who would otherwise be entitled to receive a fractional share of Common Stock will receive, in lieu thereof, cash equal to the value of such fractional share, based on the fair market value of the Common Stock after the reverse split as determined by the Board of Directors. You will not be entitled to receive interest for the period of time between the effective date of the reverse split and the date you receive your payment for the cashed-out shares.

After the reverse split, you will have no further interest in us with respect to your cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

EFFECT OF REVERSE SPLIT ON NUMBER OF SHARES OUTSTANDING

The following table sets forth the number of our common stock equivalent shares outstanding after certain reverse stock splits, based on 299,532,229 common stock equivalent shares outstanding as of December 14, 2007. Our common stock equivalent shares include the number of shares of Common Stock plus the number of shares of Common Stock into which the Series A Convertible Preferred Stock is convertible, each share of Series A Convertible Preferred Stock being convertible into 640 shares of Common Stock. The numbers shown below assume that no fractional shares are created from a potential reverse stock split.

Potential	Post-Split Common Stock
Reverse	Equivalent
Stock	Shares
Split	Outstanding
1 for 50	5,990,645
1 for 100	2,995,322
1 for 150	1,996,882
1 for 200	1,497,661
1 for 250	1,198,129
1 for 300	998,441
1 for 350	855,806
1 for 400	748,831
1 for 450	665,627
1 for 500	599,064

EFFECT OF REVERSE SPLIT ON NUMBER OF AUTHORIZED SHARES AVAILABLE FOR ISSUANCE

As of December 14, 2007, as described above in Proposal No. 1, we had a total of 3,529,133,368 of our 50,000,000 authorized shares of Common Stock either issued or committed for issuance on (i) conversion of Series A Preferred Convertible Stock, (ii) exercise of outstanding options and warrants, (iii) conversion of outstanding convertible notes, or (iv) the fulfillment of certain conditions precedent under an agreement relating to the assumption of our accounts payable. Assuming our shareholders approve the proposal to amend our articles of incorporation to increase the authorized shares of Common Stock from 50,000,000 to 5,000,000,000, the table below illustrates the effect on the number of authorized shares of our Common Stock available for issuance as a result of the potential reverse split. While the number of authorized shares remains constant, the effect of a reverse split would result in an increased number of available authorized unissued shares.

Potential Reverse Stock Split	Post-Split Common Stock Issued or Committed for Issuance (1)	Authorized shares of Common Stock (2)	Authorized Unissued Post-Split Common Stock Available
1 for 50	70,582,667	5,000,000,000	4,929,417,333
1 for 100	35,291,334	5,000,000,000	4,964,708,666
1 for 150	23,527,556	5,000,000,000	4,976,472,444
1 for 200	17,645,667	5,000,000,000	4,982,354,333
1 for 250	14,116,533	5,000,000,000	4,985,883,467
1 for 300	11,763,778	5,000,000,000	4,988,236,222
1 for 350	10,083,238	5,000,000,000	4,989,916,762
1 for 400	8,822,833	5,000,000,000	4,991,177,167
1 for 450	7,842,519	5,000,000,000	4,992,157,481
1 for 500	7,058,267	5,000,000,000	4,992,941,733

(1)	Includes the following shares of Common Stock issued or committed for issuance as of December 14, 2007:

(a)	Issued and outstanding Common Stock - 49,932,229 shares
(b)	Conversion of Series A Convertible Preferred Stock - 249,600,000 shares
(c)	Exercise of presently outstanding warrants - 26,397,461 shares
(d)	Exercise of presently outstanding options - 500,000 shares
(e)
Conversion of presently outstanding convertible notes in the aggregate principal amount of $3,808,418.17 - approximately 1,655,833,987 shares (based on an assumed conversion price as set forth above in Proposal No. 1)

(f)
Conversion of a presently outstanding convertible note in the principal amount of $49,974.61 - approximately 718,319,263 shares (based on an assumed conversion price as set forth above in Proposal No. 1)

(g)	Issuance relating to the assumption of certain of our accounts payable by a third party - approximately 828,550,428 shares (based on an assumed market price as set forth above in Proposal No. 1)

(2)	Assuming the proposal to increase the authorized number of shares of Common Stock from 50,000,000 shares to 5,000,000,000 shares is approved by our shareholders as provided in Proposal No. 1.

As of the date of this Proxy Statement, we have approximately 600 shareholders of record (does not include shareholders holding shares in street name). After the reverse split, the number of our shareholders of record will be reduced significantly. For example, we would have approximately 86 shareholders of record if a one-for-100 reverse stock split were effected and approximately 72 shareholders of record if a one-for-500 reverse stock split were effected.

ANTI-TAKEOVER IMPLICATIONS OF REVERSE STOCK SPLIT

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. The increase in the number of authorized shares of Common Stock available for issuance as a result of the reverse split could, under certain circumstances, be construed as having an anti-takeover effect. For example, if a person seeks to effect a change in the composition of our Board of Directors or contemplates a tender offer or other transaction involving our combination with another company, it may be possible for us to impede the attempt by issuing additional shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of us. By potentially discouraging initiation of any such unsolicited takeover attempt, the increase in the number of authorized shares of Common Stock available for issuance as a result of the reverse split may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The amendment may also have the effect of permitting our current management, including our Board of Directors, to retain its position indefinitely and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business.

Our Board of Directors did not propose the amendment or any of the other amendments to our articles of incorporation in response to any effort known to our Board of Directors to accumulate Common Stock or to obtain control of us by means of a merger, tender offer or solicitation in opposition to management. Further, our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our articles of incorporation that could be construed as limiting the ability of third parties to take over or effect a change of control.

PROCEDURE FOR EFFECTING REVERSE SPLIT

During the 24-month period after Proposal No. 2 is approved by our shareholders, the Board of Directors in its discretion may effect a reverse split of our Common Stock based on any ratio up to a maximum ratio of one-for-500 by filing an amendment to our then current articles of incorporation, which will state the exact ratio of the reverse split as determined by the Board of Directors in its discretion. The date of filing the amendment is referred to as the “effective date.” The text of the amendment is set forth on Exhibit B to this Proxy Statement and is subject to modification to include such changes as may be required by law and as the Board of Directors deems necessary and advisable to effect the reverse split.

The reverse split will take place on the effective date without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the reverse split. New certificates of Common Stock will not be issued, except in the normal course on surrender of our outstanding certificates for transfer or exchange. Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF A REVERSE SPLIT

The following summary of certain material federal income tax consequences of the reverse split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this proxy statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse split shares were, and the post-reverse split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse split shares for post-reverse split shares. The aggregate tax basis of the post-reverse split shares received in the reverse split (including any fraction of a post-reverse split share deemed to have been received) will be the same as the shareholder’s aggregate tax basis in the pre-reverse split shares exchanged therefor. In general, shareholders who receive cash in exchange for their fractional share interests in the post-reverse split shares as a result of the reverse split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The shareholder’s holding period for the post-reverse split shares will be the same as the holding period during which the shareholder held the pre-reverse split shares. The receipt of cash instead of a fractional share of common stock by a United States holder of common stock will result in a taxable capital gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The capital gain or loss will constitute a long-term capital gain or loss if the shareholder’s holding period is greater than one year as of the effective date of the reverse split.

Our views regarding the tax consequences of the reverse split are not binding on the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the reverse split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

DISSENTERS’ RIGHTS

Under Chapter 13 of the Arizona Business Corporation Act (the “ABCA”), a shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder’s shares if an amendment of the articles of incorporation would reduce the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash. As described above in “Effect of Reverse Split Resulting in Fractions of a Share”, shareholders will receive cash in lieu of fractional shares. Any shareholder whose stock ownership is reduced to a fraction of a share by the reverse split, therefore, will be entitled to dissent from the reverse split and to obtain payment of the fair value of his shares.

After the effective date of the reverse split, we will notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice in accordance with Chapter 13 of the ABCA, which will describe the procedure such shareholders must follow to perfect their dissenters’ rights. A copy of Chapter 13 of the ABCA is attached as Exhibit C to this Proxy Statement.

REQUIRED VOTE

To be approved, Proposal No. 2 must receive “For” votes from a majority of the voting shares that are present or represented at the special meeting of the holders of Common Stock, voting as a separate class, and the holders of Series A Convertible Preferred Stock, voting as a separate class.

RECOMMENDATION OF OUR BOARD OF DIRECTORS: OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK THROUGH AN AMENDMENT TO OUR ARTICLES OF INCORPORATION.

Proposal No. 3        APPROVE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY

Due to the voting requirements on one or more proposals that we are presenting to shareholders for approval at the special meeting, we have included an additional proposal with respect to the adjournment of the special meeting. It is possible that we may not receive by the time of the special meeting a sufficient number of votes to (i) constitute a quorum for the conduct of business or (ii) approve one or more proposals being presented. In either event, we would consider adjourning the special meeting to a later date or dates to permit the further solicitation of proxies. Accordingly, we are submitting the question of adjournment to our shareholders as a separate proposal for their consideration, if necessary, to allow proxies that we have received at the time of the special meeting to be voted for an adjournment.

On any adjournment of the special meeting, no written notice of such adjourned meeting is required to be given to shareholders if the record date of the special meeting will not change and an announcement is made at the special meeting of the place, date and time to which the special meeting is adjourned. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

REQUIRED VOTE

To be approved, Proposal No. 3 must receive “For” votes from a majority of the voting shares that are present or represented at the special meeting of the holders of Common Stock and Series A Convertible Preferred Stock who are entitled to vote the number of shares of Common Stock into which shares of Series A Convertible Preferred Stock could be converted, voting together as a single class.

RECOMMENDATION OF OUR BOARD OF DIRECTORS: OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposals to amend our articles of incorporation to increase our authorized Common Stock or to authorize the Board of Directors, in its discretion, to effect a reverse split, which is not shared by all other holders of our capital stock.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of the following:

COMMON STOCK

As of the Record Date on December 24, 2007, there were 50,000,000 shares of Common Stock, no par value per share, authorized, of which approximately 49,932,229 shares were issued and outstanding, with an additional 3,479,201,139 shares committed for issuance.  Immediately following the approval of the increase in the number of authorized shares of Common Stock, as described previously, there will be 5,000,000,000 shares of Common Stock, no par value, authorized, of which approximately 49,932,229 will be issued and outstanding, 3,479,201,139 will be committed for issuance and approximately 1,470,866,632 will be authorized but unissued or not committed for issuance.

Each holder of our Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of shareholders, including the election of directors.  All voting is non-cumulative, which means that the holders of more than 50% of the shares of Common Stock voting for the election of the directors may elect all the directors that the holders of Common Stock are entitled to elect.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be determined by the Board of Directors. In addition, the payment of such dividends will depend on our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

PREFERRED STOCK

As of the Record Date, there were 5,000,000 shares of Preferred Stock, par value $10.00 per share, authorized. The Board of Directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock.  We presently have one series of Preferred Stock outstanding.

Series A Convertible Preferred Stock - We have 390,000 shares of Series A Convertible Preferred Stock, par value $10.00 per share, designated, all of which are issued and outstanding.  Each share of Series A Convertible Preferred Stock is convertible into 640 shares of our Common Stock, as adjusted for stock splits and other adjustments and combinations.  The Series A Convertible Preferred Stock is non-interest bearing and is not entitled to receive dividends.  The Series A Convertible Preferred Stock has no liquidation preference with respect to Common Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up or due to any other event or occurrence.

The holders of Series A Convertible Preferred Stock are entitled to vote on an as-converted basis with the holders of Common Stock on all matters placed before the holders of Common Stock. Additionally, the holders of Series A Convertible Preferred Stock, voting separately as a single class, are entitled to elect at least one half of the members of our Board of Directors at any time, plus one more member, and we may not, without the approval of the holders of the Series A Convertible Preferred Stock, voting separately as a single class, (i) effect the sale, lease, license or other disposition of all or substantially all of our assets, or which results in the holders of our capital stock prior to the transaction owning less than 50% of the voting power of our capital stock after the transaction; (ii) authorize any merger, consolidation or share exchange between us and another entity; (iii) authorize the voluntary or involuntary liquidation, dissolution or winding up of us or our business; or (iv) issue any new shares of Series A Convertible Preferred Stock or securities convertible into or exercisable for Series A Convertible Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 14, 2007, the beneficial ownership of our Common Stock and Series A Convertible Preferred Stock (i) by any person or group known by us to beneficially own more than 5% of our outstanding Common Stock or Series A Convertible Preferred Stock and (ii) by our sole Director and executive officer. The address of all persons for whom an address is not otherwise indicated is 801 International Parkway, 5th Floor, Lake Mary, Florida 32746.

Securities of Greens Worldwide Incorporated Beneficially Owned(1)
Name of Beneficial Owner	Common Stock Shares Owned	Shares Owned Percent of Class(5)	Series A Convertible Preferred Stock Shares Owned	Shares Owned Percent of Class(5)	Total Common Stock Equivalent Owned	Shares Owned Percent of Class(5)	Exercisable Convertible Securities(6)	Total Stock Owned plus Convertible Securities	Total Stock and Convertible Securities Percent of Class(7)
R. Thomas Kidd Chief Executive Officer, President, Secretary and Director(2)	4,918,910	9.85%	0	0	4,918,910	1.64%	0	4,918,910	1.64%
SportsQuest, Inc.(3)	0	0	390,000	100%	249,600,000	83.33%	0	249,600,000	83.33%
Golden Gate Investors, Inc. (4)	627,539	1.26%	0	0	627,539	0.21%	723,316,724	723,944,263	70.73%
All directors and executive officers (one person)	4,918,910	9.85%	0	0	4,918,910	1.64%	0	4,918,910	1.64%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally indicates voting or investment power with respect to securities. In accordance with SEC rules, shares that may be acquired upon conversion or exercise of stock options, warrants or convertible securities which are currently exercisable or which become exercisable within 60 days are deemed beneficially owned. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned.

(2) In addition to the shares owned above, R. Thomas Kidd, our President, Chief Executive Officer, Secretary and sole director, together with his wife as tenants by the entireties, also beneficially owns 6,474,050 shares of common stock of SportsQuest, Inc., a Delaware corporation, representing an ownership position of approximately 52% of SportsQuest as of December 14, 2007. Mr. Kidd is also the President, Chief Executive Officer and Secretary and a member of the Board of Directors of SportsQuest.

(3) R. Thomas Kidd, our President, Chief Executive Officer, Secretary and sole director, is the President, Chief Executive Officer and Secretary and a member of the Board of Directors of SportsQuest. Mr. Kidd, together with his wife as tenants by the entireties, is the beneficial owner of 6,474,050 shares of common stock of SportsQuest, representing an ownership position of approximately 52% of SportsQuest as of December 14, 2007.

(4) Golden Gate Investors, Inc., a California corporation, acquired a convertible note from us in the aggregate principal amount of $50,000 and a warrant to purchase 5,000,000 shares of our Common Stock on October 25, 2006. It is located at 7817 Herschel Avenue #200, La Jolla, California 92037.

(5) The percentages for Common Stock shown are calculated based upon 49,932,229 shares of Common Stock outstanding on December 14, 2007. The percentages for Series A Convertible Preferred Stock are calculated based upon 390,000 shares of Series A Convertible Preferred Stock outstanding on December 14, 2007, each of which is convertible into 640 shares of Common Stock. The percentages for Common Stock Equivalent shares are calculated based upon 299,532,229 Common Stock Equivalent shares outstanding as of December 14, 2007.

(6) Represents Golden Gate’s conversion of a presently outstanding convertible note in the principal amount of $49,974.61, resulting in the issuance of approximately 718,319,263 shares of Common Stock (based on an assumed conversion price as set forth above in Proposal No. 1), and its exercise of a presently outstanding warrant, resulting in 4,997,461 shares of Common Stock.

(7) The number and percentages shown include the shares of Common Stock Equivalent actually owned as of December 14, 2007 and the shares of Common Stock that the identified person or group had a right to acquire within 60 days after December 14, 2007. The percentages shown are calculated based upon 299,532,229 Common Stock Equivalent shares outstanding as of December 14, 2007. In calculating the percentage of ownership, convertible securities shares are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock Equivalent owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock Equivalent owned by any other shareholders.

AVAILABLE INFORMATION

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202) 942-8090 for further information. Copies of such materials may also be accessed electronically by means of the Commission’s home page on the Internet at “http://www.sec.gov.”

SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at our next annual meeting of shareholders must have been received by us not later than a reasonable time before we begin to print and mail our proxy materials under the provisions of Rule 14a-8 of the Securities Exchange Act of 1934.  We will announce the date of our next annual meeting of shareholders in advance thereof in accordance with applicable laws and our bylaws.

The person presiding at the next annual meeting of shareholders may refuse to permit to be brought before the meeting any shareholder proposal not made in compliance with Rule 14a-8.

Dated: ___________, 2008
Lake Mary, Florida

GREENS WORLDWIDE INCORPORATED

PROXY FOR SPECIAL MEETING TO BE HELD ON JANUARY 31, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Thomas Kidd as proxy, with the power to appoint his substitute(s), to represent and to vote all the shares of Common Stock of Greens Worldwide Incorporated, an Arizona corporation (the “Company”), which the undersigned would be entitled to vote, at the Company’s special meeting of shareholders to be held on January 31, 2008, and at any adjournments or postponements thereof, subject to the directions indicated on the reverse side hereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT--This Proxy must be signed and dated on the reverse side.

SPECIAL MEETING OF SHAREHOLDERS OF
GREENS WORLDWIDE INCORPORATED

January 31, 2008

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Shareholder:

We cordially invite you to attend the Special Meeting of Shareholders of Greens Worldwide Incorporated to be held at 10:00 a.m., Eastern Standard Time, on January 31, 2008, at the offices of Williams Mullen, 222 Central Park Avenue, Suite 1700, Virginia Beach, Virginia 23462.  Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1.	Proposal to increase authorized shares of Common Stock of the Company to 5,000,000,000 shares.	☐	☐	☐

2.
Proposal to authorize the Board of Directors, in its discretion, to effect a reverse split of the Company’s Common Stock at a ratio up to one-for-500 at any time during the 24-month period after receiving shareholder approval of the reverse split.
		☐	☐	☐

3.	Proposal to adjourn the special meeting to a later date, if necessary.	☐	☐	☐

The board of directors recommends you vote “FOR” each of the above proposals.

This proxy when properly executed will be voted in the manner directed above.  In the absence of direction for the above proposals, this proxy will be voted “FOR” that proposal.

If you plan to attend the special meeting of shareholders, please mark this box  ☐

Dated: ________________, 2008

SIGNATURE: _____________________________________________________________

NAME (PRINTED): ________________________________________________________

TITLE: _________________________________________________________________

Important: Please sign exactly as name appears on this proxy.  When stock is held by joint owners, both should sign. When signing as power of attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Exhibit A

STATE OF ARIZONA
ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
GREENS WORLDWIDE INCORPORATED
Pursuant to A.R.S. §10-1005 and §10-1006

1.  The name of the corporation is: Greens Worldwide Incorporated

2.  Attached hereto as Exhibit A is the text of the amendment adopted.

3.  The amendment does not provide for an exchange, reclassification or cancellation  of issued shares.

4.  The amendment was adopted the ______ day of __________________, 2008.

5. The amendment was adopted by the Shareholders. There are two voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

The voting group consisting of 49,932,229 outstanding shares of Common Stock is entitled to 49,932,229 votes. There were ____________ votes present at the meeting. The voting group cast ______________ votes for and ___________ votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

The voting group consisting of 390,000 outstanding shares of Series A Convertible Preferred Stock is entitled to 390,000 votes. There were 390,000 votes present at the meeting. The voting group cast 390,000 votes for and 0 votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

ARS §10-120F requires that changes to corporation(s) be executed by the Chairman of the Board of Directors or by an officer of the corporation.

Dated this _________ day of ______________________, 2008
Signature: _____________________________________________
Title: President and Chief Executive Officer
Printed Name: R. Thomas Kidd

EXHIBIT A

Section 4 of the Articles of Incorporation, as amended, is hereby deleted and replaced in its entirety with the following text:

4.
Authorized Capital: The authorized capital stock of this Corporation shall be (1) Five Billion (5,000,000,000) shares of common stock having no par value (“Common Stock”), and (2) Five Million (5,000,000) shares of preferred stock having a par value of Ten Dollars ($10.00) per share (“Preferred Stock”).

4.1
Preferred Stock: Of the shares of capital stock hereinbefore authorized, Five Million (5,000,000) shares having a par value of Ten Dollars ($10.00) per share shall constitute Preferred Stock. The Preferred Stock may be issued, from time to time, in one or more series, each of such series to have such designation and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as are fixed by the Board of Directors from time to time. Authority is hereby expressly vested in and granted to the Board of Directors of this Corporation from time to time, subject to the provisions of this Paragraph, to adopt a resolution or resolutions dividing the shares of Preferred Stock into one or more series and, with respect to each such series, fixing the following:

(a)	The number of shares to constitute such series and the distinctive designation thereof;

(b)	The annual dividend rate on the shares of such series and the date or dates from which dividends shall be accumulated as herein provided;

(c)
The times when and the price at which shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions and the amount, if any, in addition to any accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may differ in the case of shares redeemed through the operation of any purchase, retirement or sinking fund from the case of shares otherwise redeemed;

(d)
The amount, if any, in addition to any accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of this Corporation, which amount may vary depending on whether such liquidation, dissolution or winding-up is voluntary or involuntary and, if voluntary, may vary at different dates;

(e)
Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of said fund or funds;

(f)
Whether or not the shares of such series shall be convertible into shares of stock of any other class or classes, or of any other series of Preferred Stock or series or other class of shares, and if so convertible, the price or prices, the rate or rates of conversion and the method, if any, of adjusting the same;

(g)
The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by this Corporation or any subsidiary of this Corporation of, the Common Stock or any other class or series of stock of this Corporation ranking on a parity with or junior to the shares of such series either as to dividends or upon liquidation;

(h)
The conditions or restrictions, if any, upon the creation of indebtedness of this Corporation or of any subsidiary, or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation;

(i)	The regular and/or special voting powers, if any, of such series; and

(j)
Such other preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, as shall not be inconsistent with these Articles or applicable law.

The Board of Directors also have authority to change the designation of shares, or the relative rights, preferences and limitations of the shares and further, the Board shall have authority to increase or decrease the number of shares of any series previously determined by it, provided, however, that the number of shares of any series shall not be decreased to a number less than that of the shares of that series then outstanding.

4.2
No Preemptive Rights, Stock Options and Rights: No stockholder of this Corporation shall have any preemptive or other similar rights or option with respect to shares of capital stock proposed to be offered or issued by this Corporation. The Board of Directors shall have the authority to create and issue rights and options entitling the holders thereof to purchase from this Corporation shares of its capital stock. Any such rights or options need not be offered or issued generally to stockholders of this Corporation and may be offered or issued to such persons including directors, officers and/or employees of this Corporation and/or any affiliate as the Board of Directors deems appropriate.

Exhibit B

STATE OF ARIZONA
ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
GREENS WORLDWIDE INCORPORATED
Pursuant to A.R.S. §10-1005 and §10-1006

1.  The name of the corporation is: Greens Worldwide Incorporated

2.  Attached hereto as Exhibit A is the text of the amendment adopted.

3.  The amendment does not provide for an exchange, reclassification or cancellation  of issued shares.

4.  The amendment was adopted the ______ day of __________________, 2008.

5. The amendment was adopted by the Shareholders. There are two voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

The voting group consisting of 49,932,229 outstanding shares of Common Stock is entitled to 49,932,229 votes. There were ____________ votes present at the meeting. The voting group cast ______________ votes for and ___________ votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

The voting group consisting of 390,000 outstanding shares of Series A Convertible Preferred Stock is entitled to 390,000 votes. There were 390,000 votes present at the meeting. The voting group cast 390,000 votes for and 0 votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

ARS §10-120F requires that changes to corporation(s) be executed by the Chairman of the Board of Directors or by an officer of the corporation.

Dated this _________ day of ______________________, 200__
Signature: _____________________________________________
Title: President and Chief Executive Officer
Printed Name: R. Thomas Kidd

EXHIBIT A

The following text shall be added after the first sentence of Section 4 of the Articles of Incorporation, as amended:

On the date of the filing of these Articles of Amendment with the Arizona Corporation Commission (the “Effective Date”), the issued and outstanding Common Stock of the Corporation will be reverse split so that there shall, on the Effective Date, be deemed to be issued and outstanding one share of the Common Stock of the Corporation for and instead of each ____ shares of the Common Stock of the Corporation issued and outstanding immediately before the Effective Date (the “Reverse Split”). No fractional shares will be issued by the Corporation as a result of the Reverse Split. In lieu of any fractional shares to which a holder would be otherwise entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock after the reverse split as determined by the Board of Directors.

Exhibit C
CHAPTER 13 OF THE ARIZONA BUSINESS CORPORATION ACT

DISSENTERS’ RIGHTS

ARTICLE I. DISSENT AND PAYMENT FOR SHARES

10-1301. Definitions. In this article, unless the context otherwise requires:

1. “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

2. “Corporation” means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

3. “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 10-1302 and who exercises that right when and in the manner required by article 2 of this chapter.

4. “Fair value” with respect to a dissenter’s shares means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion is inequitable.

5. “Interest” means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under the circumstances.

6. “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

7. “Shareholder” means the record shareholder or the beneficial shareholder.

10-1302. Right to dissent

A. A shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

1. Consummation of a plan of merger to which the corporation is a party if either:

(a) Shareholder approval is required for the merger by section 10-1103 or the articles of incorporation and if the shareholder is entitled to vote on the merger.

(b) The corporation is a subsidiary that is merged with its parent under section 10-1104.

2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

3. Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

4. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it either:

(a) Alters or abolishes a preferential right of the shares.

(b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(c) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

(d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 10-604.

5. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

B. A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

C. This section does not apply to the holders of shares of any class or series if the shares of the class or series are redeemable securities issued by a registered investment company as defined pursuant to the investment company act of 1940 (15 United States Code section 80a-1 through 80a-64).

D. Unless the articles of incorporation of the corporation provide otherwise, this section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least two thousand shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action.

10-1303. Dissent by nominees and beneficial owners

A. A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the record shareholder dissents and the record shareholder’s other shares were registered in the names of different shareholders.

B. A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if both:

1. The beneficial shareholder submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights.

2. The beneficial shareholder does so with respect to all shares of which the beneficial shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

ARTICLE II. PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

10-1320. Notice of dissenters’ rights

A. If proposed corporate action creating dissenters’ rights under section 10-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article.

B. If corporate action creating dissenters’ rights under section 10-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and shall send them the dissenters’ notice described in section 10-1322.

10-1321. Notice of intent to demand payment

A. If proposed corporate action creating dissenters’ rights under section 10-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights shall both:

1. Deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effectuated.

2. Not vote the shares in favor of the proposed action.

B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for the shares under this article.

10-1322. Dissenters’ notice

A. If proposed corporate action creating dissenters’ rights under section 10-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of section 10-1321.

B. The dissenters’ notice shall be sent no later than ten days after the corporate action is taken and shall:

1. State where the payment demand must be sent and where and when certificates for certificated shares shall be deposited.

2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date.

4. Set a date by which the corporation must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the notice provided by subsection A of this section is delivered.

5. Be accompanied by a copy of this article.

10-1323. Duty to demand payment

A. A shareholder sent a dissenters’ notice described in section 10-1322 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to section 10-1322, subsection B, paragraph 3 and deposit the shareholder’s certificates in accordance with the terms of the notice.

B. A shareholder who demands payment and deposits the shareholder’s certificates under subsection A of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

C. A shareholder who does not demand payment or does not deposit the shareholder’s certificates if required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this article.

10-1324. Share restrictions

A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under section 10-1326.

B. The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

10-1325. Payment

A. Except as provided in section 10-1327, as soon as the proposed corporate action is taken, or if such action is taken without a shareholder vote, on receipt of a payment demand, the corporation shall pay each dissenter who complied with section 10-1323 the amount the corporation estimates to be the fair value of the dissenter’s shares plus accrued interest.

B. The payment shall be accompanied by all of the following:

1. The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any.

2. A statement of the corporation’s estimate of the fair value of the shares.

3. An explanation of how the interest was calculated.

4. A statement of the dissenter’s right to demand payment under section 10-1328.

5. A copy of this article.

10-1326. Failure to take action

A. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters’ notice under section 10-1322 and shall repeat the payment demand procedure.

10-1327. After-acquired shares

A. A corporation may elect to withhold payment required by section 10-1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters’ right to demand payment under section 10-1328.

10-1328. Procedure if shareholder dissatisfied with payment or offer

A. A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due and either demand payment of the dissenter’s estimate, less any payment under section 10-1325, or reject the corporation’s offer under section 10-1327 and demand payment of the fair value of the dissenter’s shares and interest due, if either:

1. The dissenter believes that the amount paid under section 10-1325 or offered under section 10-1327 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated.

2. The corporation fails to make payment under section 10-1325 within sixty days after the date set for demanding payment.

3. The corporation, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

B. A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

ARTICLE III. JUDICIAL APPRAISAL OF SHARES

10-1330. Court action

A. If a demand for payment under section 10-1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and shall petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

B. The corporation shall commence the proceeding in the court in the county where a corporation’s principal office or, if none in this state, its known place of business is located. If the corporation is a foreign corporation without a known place of business in this state, it shall commence the proceeding in the county in this state where the known place of business of the domestic corporation was located.

C. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law or by the Arizona rules of civil procedure.

D. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. There is no right to trial by jury in any proceeding brought under this section. The court may appoint a master to have the powers and authorities as are conferred on masters by law, by the Arizona rules of civil procedure or by the order of appointment. The master’s report is subject to exceptions to be heard before the court, both on the law and the facts. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

E. Each dissenter made a party to the proceeding is entitled to judgment either:

1. For the amount, if any, by which the court finds the fair value of his shares plus interest exceeds the amount paid by the corporation.

2. For the fair value plus accrued interest of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under section 10-1327.

10-1331. Court costs and attorney fees

A. The court in an appraisal proceeding commenced under section 10-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of any master appointed by the court. The court shall assess the costs against the corporation, except that the court shall assess costs against all or some of the dissenters to the extent the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327 or that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 10-1328.

B. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable either:

1. Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of article 2 of this chapter.

2. Against the dissenter and in favor of the corporation if the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327.

3. Against either the corporation or a dissenter in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

C. If the court finds that the services of an attorney for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.